UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  November 15, 2004

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2099 Pennsylvania Ave., N.W., 12th Floor, Washington, D.C.	20006-1813
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01              ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosure set forth in Item 5.02 below is incorporated by reference under this Item 1.01.

ITEM  5.02             DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As of November 15, 2004, the Danaher Board of Directors approved a transition plan for the position of Chief Financial Officer.  Under the plan, on April 4, 2005 Daniel L. Comas will be appointed Executive Vice President and Chief Financial Officer of the Company, and Patrick W. Allender will continue as Executive Vice President of the Company.  Mr. Allender will continue with the Company as Executive Vice President until at least the end of 2005 as he begins a gradual transition process toward retirement.  Mr. Comas, 40 years old, has worked for Danaher since 1991, serving as Vice President-Corporate Development from 1996 until April 2004 and as Senior Vice President-Finance and Corporate Development since April 2004.

In addition, on November 15, 2004, the Compensation Committee of Danaher’s Board of Directors unanimously resolved that in recognition of Mr. Allender’s longstanding and continuing contributions to the Company, at such time as Mr. Allender’s employment with the Company ceases (other than any termination for gross misconduct that is incapable of being cured or if capable of being cured is not cured within ten days after Mr. Allender receives notice thereof), it will be treated as an “early retirement” under the terms of Danaher’s 1998 Stock Option Plan.  The Compensation Committee’s resolution approving the early retirement treatment is attached as Exhibit 99.1 to this Form 8-K.

The Compensation Committee also approved, and the Company executed with Mr. Allender, a retirement agreement dated November 15, 2004, attached as Exhibit 10.1 to this Form 8-K.  The retirement agreement contains substantially similar restrictive covenants as contained in the Company’s standard noncompetition agreement.  Under the terms of the retirement agreement Mr. Allender agrees, during the term of his employment with Danaher and for a period of 18 months year following termination of his employment, not to compete with Danaher anywhere in the United States, not to sell to, offer to sell to or solicit certain customers of Danaher, and not to hire or solicit any employees of Danaher or otherwise encourage any employees of Danaher to leave Danaher.  The agreement also contains obligations of Mr. Allender relating to nondisclosure of confidential information, works-made-for-hire and assignment of intellectual property, and nondisparagement.  In consideration of Mr. Allender’s obligations under the agreement, the agreement recites the grant of early retirement treatment and terms related thereto and Danaher agrees that if Danaher were to terminate Mr. Allender’s employment without cause prior to the termination of the agreement, Danaher would pay Mr. Allender severance equal to nine months salary (at the rate in effect at the time of termination) and an additional three months salary if Mr. Allender executes a standard release at the time of termination, subject to certain clawback provisions in the event Mr. Allender breaches the agreement.

ITEM  9.01             FINANCIAL  STATEMENTS  AND  EXHIBITS

(c)           Exhibits:

10.1         Retirement Agreement dated November 15, 2004 by and between Danaher Corporation and Patrick W. Allender.

99.1         Danaher Corporation Compensation Committee Resolution Regarding Early Retirement Treatment for Patrick W. Allender

99.2         Press release —  “Danaher Corporation Announces Transition Plan for CFO Position”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

	By:	/s/ H. Lawrence Culp, Jr.
	Name:	H. Lawrence Culp, Jr.
	Title:	President and Chief Executive Officer

Dated: November 16, 2004

EXHIBIT INDEX

Exhibit No.	Description

10.1	Retirement Agreement dated November 15, 2004 by and between Danaher Corporation and Patrick W. Allender.

99.1	Danaher Corporation Compensation Committee Resolution Regarding Early Retirement Treatment for Patrick W. Allender

99.2	Press release — “Danaher Corporation Announces Transition Plan for CFO Position”